OPTION AND WARRANT CACELLATION AGREEMENT

This OPTION AND WARRANT CANCELLATION AGREEMENT (the "Agreement") is dated as of August 3, 2009 by and between uKarma Corporation, a Nevada corporation, with headquarters located at 499 N. Canon Dr., Suite 308, Beverly Hills, California 90210 (the "Company"), and Bill Glaser (the "Holder").

WHEREAS:

A.     The Company issued to Holder five (5) million options to purchase the Company’s common stock pursuant to Holder’s employment agreement with the Company; and 575,000 warrants to purchase the Company’s common stock in connection with Holder’s investment in the Company.

B.     The Company also has made periodic cash advances to the Holder.

C.     Holder has a 5 year employment agreement with the Company dated April 13, 2006.

D.    Company wishes to cancel Holder’s options and warrants and Employment Agreement in exchange for forgiveness of Holder repaying advances.

NOW, THEREFORE, the Company and the Holder hereby agree as follows:

(1)	TERMINATION.

(a)                Upon execution of this Agreement, the Company and Holder hereby agree that all of Holder’s five million options and 575,000 warrants shall be terminated as well as Holder’s Employment Agreement and the total advances to Holder as of the date hereof will be eliminated.

(b)                Company desires and Holder agrees to continue to be the Company’s CEO unless or until Holder resigns from such role.

(2)	COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)        Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to cancel the options, warrants, employment agreement, and advances in accordance with the terms hereof.  When duly executed and delivered by the Company, this Agreement shall constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(3)	MISCELLANEOUS.

(a)           Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement shall supersede all other prior oral or written agreements among Holder, the Company, their affiliates, and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 4(e) shall be binding on Holder and the Company.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

uKarma Corporation
499 N. Canon Dr., Suite 308
Beverly Hills, California 90210
Telephone:         (310) 998-8909

If to Holder, to its address and facsimile number set forth below the Holder’s signature on the signature page to this Agreement, or to such other address and/or facsimile number as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number, and an image of the first page of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

(j)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature to this Agreement to be duly executed as of the date first written above.

COMPANY:

UKARMA CORPORATION

By:	/s/ Bill Glaser
Bill Glaser
CEO

By:	/s/ Fred Tannous
Fred Tannous
Director

HOLDER:

By:	/s/ Bill Glaser

SCHEDULE 1

Advances Balance as of August 3, 2010

$168,172.93